Settlement Agreement & Release

This Settlement Agreement (“Agreement”), dated this 12th day of August, 2016, is by and among Vis Vires Group, Inc. a New York corporation having a principal place of business at 111 Great Neck Road, Suite 216, Great Neck, New York 11021 (“Vis Vires”), KBM Worldwide Inc., a New York corporation having a principal place of business at 111 Great Neck Road, Suite 216, Great Neck, New York 11021 (“KBM”), Asher Enterprises Inc., a Delaware corporation having a place of business at 111 Great Neck Road, Suite 216, Great Neck, New York 11021 (“Asher”), Curt Kramer and Seth Kramer, each having a mailing address at 111 Great Neck Road, Suite 216, Great Neck, New York 11021 (“Curt and Seth respectively”) on the one hand, and Players Network Inc. a Nevada corporation having a principal place of business at 1771 E. Flamingo Road, Suite #201-A, Las Vegas, Nevada 89119 (“Players Network”) and Mark Bradley having a mailing address at 4620 Polaris Avenue, Las Vegas, Nevada 89103 (“Bradley”) (sometimes collectively referred to as the “Debtors”), on the other hand.

WITNESSETH:

WHEREAS, that on or about May 1, 2015, Players Network executed and delivered to Vis Vires a Convertible Promissory Note (the “Note”) in the amount of $64,000 which Note was issued pursuant to a Securities Purchase Agreement which provided in pertinent part for certain issuance of and conversion rights in and to the Common Stock of Players Network; and

WHEREAS, Players Network through its Chief Executive Officer Mark Bradley (“Bradley”) refused to deliver the conversion shares due to Vis Vires under the Note and thereby Vis Vires asserts that Players Network was thereby in default and Bradley had intentionally interfered with Vis Vires’ contractual rights under the Note; and

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WHEREAS, Vis Vires on October 29, 2015 filed a complaint against Players Network and Mark Bradley in the United States District Court for the Eastern District of New York in the matter entitled Vis Vires Group Inc. v. Players Network, Inc. and Mark Bradley, Civil Action No. CV 15-6226 (Action No. 2); and

WHEREAS, neither Defendant Players Network nor Defendant Mark Bradley appeared or answered in Action No. 2; and

WHEREAS, on October 26, 2015 Players Network filed a complaint with the Clerk of the District Court of Nevada, Clark County, in the matter entitled Players Network, Inc., a Nevada Corporation v. Vis Vires Group, Inc., a New York Corporation, KBM Worldwide, Inc., a New York Corporation, Asher Enterprises, Inc., a Delaware Corporation, Seth Kramer, Curt Kramer, Clear Trust, LLC, a Florida Corporation and Does 1-10 (Action No. 1), alleging among things, injunctive relief for claimed wrongful conduct of the Defendants, rescission or in the alternative cancelling the Loan Agreements, breach of good faith and fair dealing, fraud, civil conspiracy and declaratory judgment; and

WHEREAS, thereafter Action No. 1 was transferred to the United States District Court District of Nevada upon the appropriate motion by Vis Vires et al.; and

WHEREAS, thereafter by Order dated February 8, 2016, issued by Andrew P. Gordon, United States District Judge, Action No. 1 was transferred to the United States District Court for the Eastern District of New York and issued Civil Docket Case No. 2:16-CV-00697; and

WHEREAS, on April 5, 2016 an Answer was filed in Action No. 1 on behalf of Vis Vires, KBM, Asher, Seth and Curt denying the allegations contained in the complaint; and

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WHEREAS, on June 21, 2016 Magistrate Judge A. Kathleen Tomlinson, sua sponte, issued an Order to Show Cause (“OSC”) returnable on July 26, 2016 directing Jerry T. Donohue, Esq. and Jeffrey M. Movit, Esq., to appear before the court and show cause why they should not be sanctioned for their failure to appear at scheduled conferences, failure to communicate with the court, failure to comply with orders of the court and for further order dismissing Action No. 1 for Players Network’s failure to prosecute the Action; and

WHEREAS, as a result of the foregoing both Action No. 1 and Action No. 2 involving essentially identical disputes between the parties arising out of the same or similar transactions and remain independently pending in the United States District Court for the Eastern District of New York; and

Whereas, the parties deem it to be in their mutual best interest to discontinue the Actions and to resolve any and all disputes between them in order to avoid the inconvenience, costs and expense of continuing to litigate Action, No. 1 and Action No. 2 upon the terms and condition set forth herein; and

NOW THEREFORE, in consideration for the mutual promises and covenants contained herein, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1. Settlement Payment.

1.1. Players Network and Bradley shall pay to Vis Vires the total sum of Seventy Thousand ($70,000.00) Dollars (“the Settlement Sum”), subject to a three day grace period, payable as follows: (1) the sum of $17,500.00 on or before August 6th, 2016 (the “Initial Payment”); (2) the sum of $17,500.00 on or before September 5th, 2016; (3) the sum of $17,500.00 on or before October 4th, 2016; and (4) the sum of $17,500.00 on or before November 3ed, 2016. All payments to be made to Vis Vires hereunder shall be made payable to “Vis Vires” by wire transfer pursuant to the wiring instructions herein provided: Transit Routing#021000021, Account #582911660, Naidich Wurman LLP, JP, IOLA, JP Morgan Chase Bank, Bellmore, New York 11710. Nothing herein shall prevent pre-payment of the total Settlement Payment.

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1.2. The Settlement Payment shall be in full and complete satisfaction of all claims, counterclaims, and defenses, including, but not limited to, all claims which were or could have been asserted in both Action No. 1 and Action No. 2.

Section 2. Default. In the event that Players Network and/or Bradley default in their performance of their obligations to pay the Settlement Amount due pursuant to Paragraph 1.1 above of this Agreement, and fail to cure such default within seven (7) after written notice thereof, served in accordance with Paragraph 10, all amounts due hereunder shall immediately become due and payable to Vis Vires and Vis Vires shall be entitled to the entry of judgment against Players Network and Bradley, in the amount of $70,000 less any payments received by Vis Vires. Such amount shall be set forth in an Affidavit to be executed by Vis Vires or in an Affirmation by Vis Vires’ counsel, which shall be submitted to this Court at the time of entry of the requested judgment.

Section 3. Dismissal of the Actions. Upon the execution of this Agreement, and obtaining an Order from the Court, Action No. 1 shall be dismissed, with prejudice as against all Defendants. Simultaneously with the execution of this Agreement the Settling Parties shall execute a Stipulation and Order of Dismissal, with prejudice, with respect to Action No. 1, in the form annexed hereto as Exhibit A, which shall be filed immediately. Simultaneously with the execution of this Agreement the Settling Parties shall execute a Stipulation and Order of Dismissal, with prejudice, with respect to Action No. 2, in the form annexed hereto as Exhibit B, which shall be held in escrow by Vis Vires’ counsel, pending Vis Vires’ receipt of Players Network and Bradley’s timely payment of the Settlement Sum as required under Paragraph 1.1 of this Agreement. Upon the timely receipt of payment required by Paragraph 1.1, Vis Vires’ counsel shall deliver the Stipulation and Order of Dismissal to counsel for Players Network and Bradley, who shall then be entitled to file a Stipulation and Order of Dismissal, with prejudice, without any further notice to Vis Vires.

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Section 4. Return of Note to Players Network. Upon the execution of this Agreement and Vis Vires’ receipt of the timely payment required by Paragraph 1.1, the Note shall be deemed canceled and Vis Vires shall return the original of the Note to Players Network which shall be marked as “Paid” or “Cancelled”.

Section 5. Releases.

5.1. Vis Vires Release of Players Network and Bradley. Upon execution of this Agreement, and the receipt and clearance of the payment required by Paragraph 1.1 of this Agreement, Vis Vires releases and discharges Players Network and Bradley and, if any, their officers, directors, employees, agents, successors, heirs, executors, administrators and assigns from all actions, cause of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, admiralty or equity, against Players Network and Bradley, that Vis Vires, its officers, directors, employees, predecessor and successor companies, and parent or subsidiary companies, ever had or now have for, upon, or by reason of any matter or claim arising from the claims asserted in Action No. 2, or the facts underlying such claims, whether known or unknown, except for claims arising from Players Network and/or Bradley’s failure to perform its obligations under this Stipulation of Settlement.

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5.2. Players Network and Bradleys’ Release of Vis Vires. Upon the full execution of this Agreement, the Players Network and Bradley release and discharge Seth, Curt, Asher, KBM and Vis Vires, their officers, directors, employees, predecessor and successor companies and parent or subsidiary companies from all actions, cause of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, admiralty or equity, against Seth, Curt, Asher, KBM and Vis Vires, that Players Network and/or Bradley, if any, their officers, directors, employees, its officers, directors, employees, predecessor and successor companies, and parent or subsidiary companies, heirs, executors, administrators and assigns ever had or now have for, upon, or by reason of any matter or claim arising from the claims asserted in this Action, or the facts underlying such claims, whether known or unknown.

Section 6. Retention of Jurisdiction. The Settling Parties request that the Court in Action No. 2 shall retain jurisdiction to enforce this Agreement. The scope of the Court’s continuing jurisdiction will continue until the Settlement Sum is paid in full as provided for in Paragraph 1.1 or the entry of a Judgment as provided for in this Agreement.

Section 7. Miscellaneous.

7.1. Authority to Execute Agreement. Each Party warrants and represents to the other Party that (1) they lawfully hold the interest being released, and (2) they are authorized to execute this Agreement and to bind themselves to the terms of this Agreement.

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7.2. Confidentiality. Except as necessary to enforce the terms of this Agreement, the Settling Parties agree to keep the terms of this Agreement and the facts underlying same confidential, and to not discuss the terms of this Agreement and the facts underlying this action with any third parties. Nothing in this paragraph shall prevent any of the Settling Parties from discussing or disclosing the terms of this Agreement in any required public filing with any federal or state agency, including the Securities and Exchange Commission, or from discussing or disclosing the terms of this Agreement with any tax preparer, accountant or legal counsel consulted by such party, or pursuant to any lawfully issued subpoena from a court of administrative agency.

7.3. Waiver or Modification. No modification, amendment or waiver of any of the provisions contained in this Agreement, or any representation, promise or condition in connection with the subject matter of this Agreement shall be binding upon any Party hereto unless made in writing and signed by such Party or by a duly authorized officer or agent of such Party.

7.4. Predecessors, Successors, and Assigns. All persons or business entities granting releases hereby include any assignee, predecessor in interest, or successor in interest of the respective grantor. All persons or business entities released hereby include any predecessor in liability or successor in liability for the released liability.

7.5. Legal Fees and Costs. Each of the Parties shall pay its own respective costs and attorneys’ fees incurred with respect to this Agreement.

7.6. Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, illegal or unenforceable, such provision shall be severed and enforced to the extent possible or modified in such a way as to make it enforceable, and the invalidity, illegality or unenforceability thereof shall not affect the validity, legality or enforceability of the remaining provisions of this Agreement.

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7.7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws. The parties hereto submit to the jurisdiction of the United States District Court for the Eastern District of New York in connection with any actions to enforce the terms of this Agreement. The prevailing party in any action or proceeding arising out of this Agreement or any other certificates, agreements or documents to be executed in connection herewith, including, without limitation, any Release or otherwise between the parties, shall be entitled to recover all disbursements incurred in connection with such action.

7.8. Counterparts. This Agreement may be executed in counterparts, each of which shall be original, but all of which shall constitute one and the same instrument. Facsimile signatures and/or signatures transmitted electronically shall be valid and binding.

7.9. Entire Agreement. This Agreement contains the entire agreement and understanding concerning the subject matter hereof between the Settling Parties and supersedes and replaces all prior negotiations, proposed agreements, written or oral. Each of the parties hereto acknowledges that neither any of the parties hereto, nor agents or counsel of any other party whomsoever, has made any promise, representation or warranty whatsoever, express or implied, not contained herein concerning the subject hereto, to induce it to execute this Agreement and acknowledges and warrants that it is not executing this Agreement in reliance on any promise, representation or warranty not contained herein. This Agreement supersedes and revokes all previous negotiations, arrangements, letters of intent, representations, whether oral or written, contracts and agreements between the Settling Parties, or their respective representatives, including but not limited to the Securities Purchase Agreement and the Note, or any other person purporting to represent the Settling Parties.

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7.10. Further Assurances. The parties agree to execute and deliver to each other such other documents, and to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement.

7.11. Amendments. This Agreement shall not be amended or otherwise modified unless in writing signed by all of the parties hereto.

Section 8. Acknowledgement. Each party acknowledges (i) that it has consulted with or has had the opportunity to consult with independent counsel of its own choice concerning this Agreement and has been advised to do so by the other party, and (ii) that it has read and understands this Agreement, is fully aware of its legal effect, and has entered into it freely based on its own judgment.

Section 9. Assignment. This Agreement shall be binding upon and inure to the benefit of each party hereto or to such party’s heirs, executors, administrators, successors and assigns and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

Section 10. Notice. Any and all notices provided pursuant to this Agreement shall be in writing and delivered by nationally recognized overnight courier service, with a copy to counsel for the party being served, as set forth below:

(a)	If to Vis Vires:
Vis Vires Group, Inc.
111 Great Neck Road, Suite 216
Great Neck, NY 11021

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With a courtesy copy to overnight courier to Counsel for KBM:

Robert Johnson, Esq.
Naidich Wurman LLP
111 Great Neck Road, Suite 214
Great Neck, NY 11021

(b)	If to Players Network and/or Bradley:
1771 E. Flamingo Road
Suite #201-A
Las Vegas, NV 89119
Attention:

With a courtesy copy by overnight courier to Counsel for Players Network:

JS Barkatts, PLLC
18 East 41st Street, 14th Floor
New York, NY 11017

Section 11. Specific Representations.

(a)	Vis Vires represents and warrants that it has not sold, transferred or assigned the Note, or any portion thereof, and is holder thereof.

(b)	Players Network and/or Bradley represent and warrant that they have the full authority to enter into this Agreement.

Section 12. No Presumption Against Drafter. This Agreement shall be construed without regard to any presumptions against the party causing the same to be prepared.

Section 13. No Admission of Liability. It is expressly understood and agreed, as a condition hereof, that neither this Agreement, not any document referred to herein, nor the settlement set forth herein, nor any payment provided for herein, shall constitute or be construed to be an admission by any party of any fault, wrongdoing or liability whatsoever concerning the Action, or as evidencing or indicating in any degree an admission of the truth or correctness of the claims and allegations asserted by the parties in this Action.

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Section 14. OSC. The Settling Parties acknowledge that the court has scheduled a return date for the Order to Show Cause and that this Settlement Agreement is independent of that Motion. Any finding, decision or order entered as a result of that Motion shall not affect the terms and conditions of this Agreement unless specifically referenced in such decision.

Section 15. Counterparts. This Settlement Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Facsimile or electronic signatures shall be deemed original signatures for the purposes of this Settlement Agreement.

IN WITNESS WHEREOF, the parties have signed this agreement upon the date first written above.

PLAYERS NETWORK, INC.		VIS VIRES GROUP, INC.

By:	/s/ Mark Bradley	By:	/s/ Curt Kramer
Name:	Mark Bradley	Name:	Curt Kramer
Title:		Title:	President

KBM WORLDWIDE INC.

By:	/s/ Mark Bradley	By:	/s/ Curt Kramer
Name:	Mark Bradley	Name:	Curt Kramer
Title:	Chief Executive Officer	Title:	President

ESCROW AGENT
NAIDICH WURMAN LLP

By:	/s/ Richard S. Naidich		/s/ Curt Kramer
Name:	Richard S. Naidich		Curt Kramer

/s/ Seth Kramer
Seth Kramer

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ACKNOWLEDGEMENT

STATE OF NEW YORK	)
) ss.:
COUNTY OF NASSAU	)

On the ___ day of July, in the year 2016, before me, the undersigned, personally appeared CURT KRAMER, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual or the person upon behalf of which the individual acted, executed the instrument.

NOTARY PUBLIC

ACKNOWLEDGEMENT

STATE OF NEW YORK	)
) ss.:
COUNTY OF NASSAU	)

On the ___ day of July, in the year 2016, before me, the undersigned, personally appeared SETH KRAMER, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual or the person upon behalf of which the individual acted, executed the instrument.

NOTARY PUBLIC

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ACKNOWLEDGEMENT

STATE OF NEVADA	)
) ss.:
COUNTY OF CLARK	)

On the ___ day of July, in the year 2016, before me, the undersigned, personally appeared MARK BRADLEY, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual or the person upon behalf of which the individual acted, executed the instrument.

NOTARY PUBLIC

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